As filed with the Securities and Exchange Commission on July 13, 2017

Registration No. 333-148841

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121-1714
(Address of principal executive offices)	(Zip Code)

Options to purchase common stock granted under the Open Interface North America, Inc. 2001 Stock Option Plan, as Amended assumed by QUALCOMM Incorporated (Full title of the plan)

Steve Mollenkopf
Chief Executive Officer
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121-1714
(Name and address of agent for service)
858-587-1121
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-148841) filed by QUALCOMM Incorporated (the “Company”) with the U.S. Securities and Exchange Commission on January 24, 2008 (the “Registration Statement”) to register 109,586 shares of the Company’s common stock, par value $0.0001 per share, for issuance under the Options to purchase common stock granted under the Open Interface North America, Inc. 2001 Stock Option Plan, as Amended assumed by QUALCOMM Incorporated (collectively, the “Plan”). As of the date of this Post-Effective Amendment, the Plan has terminated, no awards remain outstanding under the Plan, and no additional Shares will be issued under the Plan.

In accordance with the Company’s undertaking in Part II, Item 9 of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

See Exhibit Index

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 10, 2017.

QUALCOMM Incorporated

By:	/s/ Steve Mollenkopf
Steve Mollenkopf
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Steve Mollenkopf and George S. Davis, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the Registration Statements on Form S-8 with respect to the Options to purchase common stock granted under the Open Interface North America, Inc. 2001 Stock Option Plan, as Amended assumed by QUALCOMM Incorporated, and any amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steve Mollenkopf	Chief Executive Officer and Director	July 10, 2017
Steve Mollenkopf	(Principal Executive Officer)

/s/ George S. Davis	Executive Vice President and Chief Financial Officer	July 10, 2017
George S. Davis	(Principal Financial Officer & Principal Accounting Officer)

/s/ Barbara T. Alexander	Director	July 10, 2017
Barbara T. Alexander

/s/ Jeffrey W. Henderson	Director	July 10, 2017
Jeffrey W. Henderson

/s/ Thomas W. Horton	Director	July 10, 2017
Thomas W. Horton

/s/ Paul E. Jacobs	Chairman	July 10, 2017
Paul E. Jacobs

/s/ Ann M. Livermore	Director	July 10, 2017
Ann M. Livermore

/s/ Harish Manwani	Director	July 10, 2017
Harish Manwani

/s/ Mark D. McLaughlin	Director	July 10, 2017
Mark D. McLaughlin

/s/ Clark T. Randt, Jr.	Director	July 10, 2017
Clark T. Randt, Jr.

/s/ Francisco Ros	Director	July 10, 2017
Francisco Ros

/s/ Anthony J. Vinciquerra	Director	July 10, 2017
Anthony J. Vinciquerra

EXHIBIT INDEX

24	Power of Attorney (included in signature pages to this Registration Statement)